BlackRock Muni Intermediate Duration, Inc.

FILE #811-21348

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/5/2008	Dormitory Authority of the State of New Municipal Health	414,095,000	6,900,000

Morgan Stanley, Lehman Brothers, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Merrill Lynch, MR Beal & Company, Ramirez & Co., Inc, Raymond James & Associates, Inc., Roosevelt & Cross, Incorporated, Wachovia Bank, National Association

6/12/2008	NEW YORK N Y CITY TRANSITIONAL FIN	700,000,000	3,625,000

Goldman, Sachs & Co., Citi, Banc of America Securities LLC, DEPFA First Albany Securities LLC, JPMorgan, Lehman Brothers, Loop Capital Markets LLC, M.R. Beal & Company, Merrill Lynch & Co., Morgan Stanley, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., Roosevelt and Cross Incorporated, Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association, Jackson Securities Inc., Raymond James & Associates, Inc., RBC Capital Markets, Stifel Nicolaus, Southwest Securities.

6/19/2008	PUERTO RICO ELEC PWR AUTH PWR REV	697,345,000	6,350,000

JPMorgan, Morgan Stanley, Wachovia Capital Markets, LLC, Banc of America Securities LLC, BBVAPR MSD, Goldman, Sachs & Co., Citi, DEPFA First Albany Securities LLC, Eurobank MSD, Lehman Brothers, Loop Capital Markets, Merrill Lynch & Co., Oppenheimer & Co. Inc., Popular Securities, RBC Capital Markets, Samuel A. Ramirez & Co., Santander Securities, Scotia Capital

BlackRock Muni Intermediate Duration, Inc.

FILE #811-21348

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
8/4/2008	PUERTO RICO HSG FIN AUTH	384,475,000	2,000,000

J.P. Morgan Securities Inc., Banc of America Securities LLC, Citi, Oriental Financial Services Corporation, Santander Securities Corporation, BBVAPR MSD, DEPFA First Albany Securities LLC, Eurobank Municipal Securities Dealer, Goldman, Sachs & Co., Lehman Brothers, Loop Capital LLC, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Oppenheimer & Co. Inc., Popular Securities, Inc., RBC Capital Markets Corporation, Samuel A. Ramirez & Co., Scotia Capital (USA) Inc., Wachovia Capital Markets, LLC